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                                         -6-


                                      EXHIBIT 99


        Trustee's Remittance Report in  respect of the August Remittance Date.














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FIRST BANK NATIONAL ASSOCIATION    PYMT PER FROM DATE       October 15, 1997
         AS TRUSTEE                PYMT PER TO DATE         November 17, 1997

EQUICREDIT FUNDING TRUST 1996-A    PER $1,000      PER $1,000     PER $1,000      PER $1,000      PER $1,000
                                   ORIGINAL BAL    ORIGINAL BAL   ORIGINAL BAL    ORIGINAL BAL    ORIGINAL BAL
                                     CLASS A-1       CLASS A-2      CLASS A-3       CLASS A-4      CLASS A-5
                                   72,800,000.00    37,600,000.00  24,200,000.00   9,250,000.00   13,794,000.00
CLASS A-1 PRINCIPAL BALANCE (Beginning)        32,494,868.26   446.35808049
CLASS A-2 PRINCIPAL BALANCE (Beginning)        37,600,000.00                1000.00000000
CLASS A-3 PRINCIPAL BALANCE (Beginning)        24,200,000.00                              1000.00000000
CLASS A-4 PRINCIPAL BALANCE (Beginning)         9,250,000.00                                             1000.00000000
CLASS A-5 PRINCIPAL BALANCE (Beginning)        13,794,000.00                                                          1000.00000000
CLASS A-6 PRINCIPAL BALANCE (Beginning)         8,669,725.38
Fixed Rate POOL PRINCIPAL BALANCE (Beginning) 117,338,868.26  1611.79764093 3120.71458138 4848.71356446 12685.28305514 8506.51502537
Variable Rate POOL PRINCIPAL BALANCE
                              (Beginning)       8,669,725.38
Total POOL PRINCIPAL BALANCE (Beginning)      126,008,593.64  1730.88727527 3351.29238404 5206.96667934 13622.55066378 9135.02926200

MORTGAGES:
NUMBER OF PRINCIPAL PREPAYMENTS                           85
PRINCIPAL BALANCE OF Fixed Rate MORTGAGES
                              PREPAYING         3,648,287.86    50.11384423
PRINCIPAL BALANCE OF Var. Rate MORTGAGES
                               PREPAYING          572,974.70
PRINCIPAL BALANCE OF MORTGAGES PREPAYING        4,221,262.56

AMOUNT OF Fixed Rate CURTAILMENTS RECEIVED        120,273.35     1.65210646
AMOUNT OF Variable Rate CURTAILMENTS RECEIVED         400.00
TOTAL AMOUNT OF CURTAILMENTS RECEIVED             120,673.35

AGGREGATE AMOUNT OF PRINCIPAL PORTION OF -
MONTHLY PAYMENTS RECEIVED - Fixed Rate Pool       143,204.36     1.96709286
MONTHLY PAYMENTS RECEIVED - Var. Rate Pool          5,144.04
MONTHLY PAYMENTS RECEIVED - Total Pool            148,348.40

ENDING CLASS A-1 PRINCIPAL BALANCE             28,529,202.72   391.88465275
ENDING CLASS A-2 PRINCIPAL BALANCE             37,600,000.00               1000.00000000
ENDING CLASS A-3 PRINCIPAL BALANCE             24,200,000.00                             1000.00000000
ENDING CLASS A-4 PRINCIPAL BALANCE              9,250,000.00                                            1000.00000000
ENDING CLASS A-5 PRINCIPAL BALANCE             13,794,000.00                                                          1000.00000000
ENDING CLASS A-6 PRINCIPAL BALANCE              8,091,206.64
Fixed Rate POOL PRINCIPAL BALANCE (Ending)    113,373,202.72 1557.32421319 3015.24475319 4684.84308760 12256.56245622 8219.02296071
Variable Rate POOL PRINCIPAL BALANCE (Ending)   8,091,206.64
Total POOL PRINCIPAL BALANCE (Ending)         121,464,409.36 1668.46716154 3230.43641915 5019.19046942 13131.28749838 8805.59731477
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